Exhibit 99.1

VirTra Reports Second Quarter and First Half 2024 Financial Results

Quarterly Bookings Improve as VirTra Advances Product Launches and Expands Focus on Federal and Defense Markets

CHANDLER, Ariz. — August 12, 2024 — VirTra, Inc. (Nasdaq: VTSI) (“VirTra” or the “Company”), a global provider of judgmental use of force training simulators, firearms training simulators for the law enforcement and military markets, reported results for the second quarter ended June 30, 2024. The financial statements are available on VirTra’s website and here.

Second Quarter 2024 and Recent Operational Highlights:

●	Bookings increased by $3 million quarter-over-quarter, doubling since Q1, highlighting improved market conditions and a strengthened sales approach.

●	Gross margins improved to 91%, marking a significant increase from 83% in Q1.

●	Maintained robust working capital at $34.8 million, positioning the Company for sustained growth and operational agility.

●	Advanced V-XR launch preparations, with the new extended reality solution set to begin shipping by the end of Q3 2024.

●	Appointed Brandon Cox as Chief Technology Officer to accelerate innovation and lead new product development efforts.

●	Launched new online and in-person masterclass training programs to maximize simulator utilization and enhance customer success outcomes through improved engagement and skill development.

●	VirTra simulators approved for DoD-funded research projects, reinforcing the Company’s standing in defense and research sectors.

Second Quarter and Six Month 2024 Financial Highlights:

	For the Three Months Ended			For the Six Months Ended
All figures in millions, except per share data	June 30, 2024	June 30, 2023	% Δ	June 30, 2024	June 30, 2023	% Δ
Total Revenue	$6.1	$10.3	-41%	$14.2	$20.4	-30%

Gross Profit	$5.5	$5.9	-7%	$11.0	$12.9	-15%
Gross Margin	91%	57%	N/A	78%	63%	N/A

Net Income (Loss)	$1.2	$1.0	N/A	$2.4	$4.0	N/A
Diluted EPS	$0.11	$0.09	N/A	$0.22	$0.36	N/A
Adjusted EBITDA	$1.6	$2.6	N/A	$3.70	$6.55	N/A

Management Commentary

CEO John Givens stated, “Our recent developments have positioned us strongly for future growth. Although our second quarter revenue was impacted by earlier challenges with federal budget resolutions, we have successfully doubled our bookings sequentially from the first quarter. This increase in bookings reflects the positive momentum we are building as we move through the second half of the year. VirTra’s sales pipeline is stronger than ever, and the sales team is starting to gain traction, reflecting our efforts to align sales operations with the operational excellence we’ve established in other departments. We have also enhanced our ability to capture law enforcement dollars through a greatly improved pipeline of federal grants, supported by a new program that identifies and matches potential grants with customer needs.

“The upcoming launch of our V-XR platform represents a significant opportunity to redefine training methodologies across our core law enforcement and military markets, and also in areas such as healthcare and education, where we are already experiencing strong interest. We are also focused on expanding our reach further into U.S. Federal and Department of Defense channels by actively pursuing these opportunities through targeted marketing campaigns and strategic initiatives. We are deploying a dedicated sales team tasked with securing larger contracts in U.S. Federal and Department of Defense channels. This specialized unit is strategically equipped to navigate complex opportunities and drive significant growth in these key areas.

“We are aiming to extend our leadership in simulation training by enhancing our systems and developing state-of-the-art products that align with the demands of larger market opportunities. With the appointment of Brandon Cox as Chief Technology Officer, we are set to advance our capabilities in areas such as data analytics and systems integration. As we pursue these advancements, our newly launched master class training programs, offering both online and in-person options, are designed to ensure customer success by providing comprehensive training solutions that enable clients to fully utilize our platforms and achieve effective training outcomes. These initiatives strengthen our position as a leader in simulation training and equip us with the technical expertise needed to pursue and secure larger contracts in key markets.”

Second Quarter 2024 Financial Results

Total revenue was $6.1 million, compared to $10.3 million in the prior year period. The decrease was primarily due to delays in purchasing decisions caused by the continuing resolution impacting bookings in recent quarters.

Gross profit totaled $5.5 million (91% of total revenue), compared to $5.9 million (57% of total revenue) in the prior year period. The 7% decrease in gross profit was primarily due to the change in sales. Gross margin increased mainly due to the lower cost of sales driven by operational enhancements, offsetting labor costs related to development projects, and 40% of the total revenue driven from the Company’s service and STEP contracts, which have limited cost of sales associated with the revenue.

Net operating expense was $4.4 million, a 10% increase from $4.0 million in the prior year period. This increase was driven by investments in sales and marketing, as well as strategic hiring to support growth initiatives. Also contributing to the increased operating expenses were enhancements to the Company’s IT infrastructure and compliance measures required for current and future contracts.

Operating income was $1.1 million, compared to $1.9 million in the second quarter of 2023.

Net income was $1.2 million, or $0.11 per diluted share (based on 11.1 million weighted average diluted shares outstanding), compared to net income of $1.0 million, or $0.09 per diluted share (based on 10.9 million weighted average diluted shares outstanding), in the second quarter of 2023.

Adjusted EBITDA, a non-GAAP metric, was $1.6 million, compared to $2.6 million in the second quarter of 2023.

Cash and cash equivalents were $18.4 million at June 30, 2024.

Financial Commentary

CFO Alanna Boudreau stated, “The second quarter presented notable challenges as our revenue declined year-over-year. Despite these headwinds, we achieved a remarkable 91% gross margin, driven by strategic cost management and a favorable product mix. Gross margin was further enhanced by capitalizing on development costs for key projects which are not yet generating revenue but are expected to provide significant future returns.

“Our bookings improvement underscores the effectiveness of our sales initiatives and the continued demand for our solutions. However, we recognize that maintaining this momentum will require sustained focus and execution. We have strengthened our working capital position to support strategic initiatives, ensuring we can invest in areas that promise long-term growth. Additionally, our ability to achieve a 93% rate of either renewing STEP contracts or transitioning to capital purchases among customers completing their initial agreements highlights our success in building a loyal customer base as we focus on new pipeline development. As we navigate the second half of the year, balancing our backlog and bookings will be crucial to optimizing revenue and capturing emerging market opportunities.”

Conference Call

VirTra’s management will hold a conference call today (August 12, 2024) at 4:30 p.m. Eastern time (1:30 p.m. Pacific time) to discuss these results. VirTra’s Chief Executive Officer John Givens and Chief Financial Officer Alanna Boudreau will host the call, followed by a question-and-answer period.

U.S. dial-in number: 1-877-407-9208

International number: 1-201-493-6784

Conference ID: 13747540

Please call the conference telephone number 5-10 minutes prior to the start time. An operator will register your name and organization. If you have any difficulty connecting with the conference call, please contact Gateway Investor Relations at 949-574-3860.

The conference call will be broadcast live and available for replay here and via the investor relations section of the Company’s website.

A replay of the call will be available after 7:30 p.m. Eastern time on the same day through August 26, 2024.

Toll-free replay number: 1-844-512-2921

International replay number: 1-412-317-6671

Replay ID: 13747540

About VirTra, Inc.

VirTra (Nasdaq: VTSI) is a global provider of judgmental use of force training simulators, firearms training simulators for the law enforcement, military, educational and commercial markets. The company’s patented technologies, software, and scenarios provide intense training for de-escalation, judgmental use-of-force, marksmanship, and related training that mimics real-world situations. VirTra’s mission is to save and improve lives worldwide through practical and highly effective virtual reality and simulator technology. Learn more about the company at www.VirTra.com.

About the Presentation of Adjusted EBITDA

Adjusted earnings before interest, income taxes, depreciation, and amortization and before other non-operating costs and income (“Adjusted EBITDA”) is a non-GAAP financial measure. Adjusted EBITDA also includes non-cash stock option expense and other than temporary impairment loss on investments. Other companies may calculate Adjusted EBITDA differently. VirTra calculates its Adjusted EBITDA to eliminate the impact of certain items it does not consider to be indicative of its performance and its ongoing operations. Adjusted EBITDA is presented herein because management believes the presentation of Adjusted EBITDA provides useful information to VirTra’s investors regarding VirTra’s financial condition and results of operations and because Adjusted EBITDA is frequently used by securities analysts, investors, and other interested parties in the evaluation of companies in VirTra’s industry, several of which present a form of Adjusted EBITDA when reporting their results. Adjusted EBITDA has limitations as an analytical tool and should not be considered in isolation or as a substitute for analysis of VirTra’s results as reported under accounting principles generally accepted in the United States of America (“GAAP”). Adjusted EBITDA should not be considered as an alternative for net income, cash flows from operating activities and other consolidated income or cash flows statement data prepared in accordance with GAAP or as a measure of profitability or liquidity. A reconciliation of net income to Adjusted EBITDA is provided in the following tables:

	For the Three Months Ended				For the Six Months Ended
	June 30,	June 30,	Increase	%	June 30,	June 30,	Increase	%
	2024	2023	(Decrease)	Change	2024	2023	(Decrease)	Change

Net Income (Loss)	$1,200,727	$1,026,635	$174,092	17%	$2,416,901	$3,973,009	$(1,556,108)	-39%
Adjustments:
Provision for income taxes	87,564	977,489	(889,925)	-91%	599,000	1,618,834	(1,019,834)	-63%
Depreciation and amortization	288,777	253,911	34,866	14%	525,570	481,481	44,089	9%
Interest (net)	(34,379)	61,237	(95,616)	-156%	(88,957)	109,420	(198,377)	-181%
EBITDA	1,542,689	2,319,272	(776,583)	-33%	3,452,514	6,182,744	(2,730,230)	-44%
Right of use amortization	69,418	244,581	$(175,163)	-72%	199,493	366,355	(166,862)	-46%

Adjusted EBITDA	$1,612,107	$2,563,853	$(951,746)	-37%	$3,652,007	$6,549,099	$(2,897,092)	-44%

Forward-Looking Statements

The information in this discussion contains forward-looking statements and information within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, which are subject to the “safe harbor” created by those sections. The words “anticipates,” “believes,” “estimates,” “expects,” “intends,” “may,” “plans,” “projects,” “will,” “should,” “could,” “predicts,” “potential,” “continue,” “would” and similar expressions are intended to identify forward-looking statements, although not all forward-looking statements contain these identifying words. We may not actually achieve the plans, intentions or expectations disclosed in our forward-looking statements and you should not place undue reliance on our forward-looking statements. Actual results or events could differ materially from the plans, intentions and expectations disclosed in the forward-looking statements that we make. The forward-looking statements are applicable only as of the date on which they are made, and we do not assume any obligation to update any forward-looking statements. All forward-looking statements in this document are made based on our current expectations, forecasts, estimates and assumptions, and involve risks, uncertainties and other factors that could cause results or events to differ materially from those expressed in the forward-looking statements. In evaluating these statements, you should specifically consider various factors, uncertainties and risks that could affect our future results or operations. These factors, uncertainties and risks may cause our actual results to differ materially from any forward-looking statement set forth in the reports we file with or furnish to the Securities and Exchange Commission (the “SEC”). You should carefully consider these risks and uncertainties described and other information contained in the reports we file with or furnish to the SEC before making any investment decision with respect to our securities. All forward-looking statements attributable to us or persons acting on our behalf are expressly qualified in their entirety by this cautionary statement.

Investor Relations Contact:

Matt Glover and Alec Wilson

Gateway Group, Inc.

VTSI@gateway-grp.com

949-574-3860

- Financial Tables to Follow -

VIRTRA, INC.

CONDENSED BALANCE SHEETS

(Unaudited)

	June 30, 2024	December 31, 2023

ASSETS
Current assets:
Cash and cash equivalents	$18,411,634	$18,849,842
Accounts receivable, net	9,124,425	15,724,147
Inventory, net	13,470,715	12,404,880
Unbilled revenue	1,389,658	1,109,616
Prepaid expenses and other current assets	1,953,015	906,803
Total current assets	44,349,447	48,995,288
Long-term assets:
Property and equipment, net	16,575,177	15,487,012
Operating lease right-of-use asset, net	519,375	716,687
Intangible assets, net	563,096	567,540
Security deposits, long-term	35,691	35,691
Other assets, long-term	201,670	201,670
Deferred tax asset, net	3,780,112	3,630,154
Total long-term assets	21,675,121	20,638,754
Total assets	$66,024,568	$69,634,042

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$1,013,483	$2,282,427
Accrued compensation and related costs	1,920,367	2,221,416
Accrued expenses and other current liabilities	573,510	3,970,559
Note payable, current	230,457	226,355
Operating lease liability, short-term	189,098	317,840
Deferred revenue, short-term	5,619,406	6,736,175
Total current liabilities	9,546,321	15,754,772
Long-term liabilities:
Deferred revenue, long-term	3,022,676	3,012,206
Note payable, long-term	7,690,940	7,813,021
Operating lease liability, long-term	353,710	432,176
Total long-term liabilities	11,067,326	11,257,403
Total liabilities	20,613,647	27,012,175
Commitments and contingencies (See Note 9)
Stockholders’ equity:
Preferred stock $0.0001 par value; 2,500,000 shares authorized; no shares issued or outstanding	-	-
Common stock $0.0001 par value; 50,000,000 shares authorized; 11,112,230 shares and 11,107,230 shares issued and outstanding as of June 30, 2024 and December 31, 2023, respectively	1,110	1,109
Class A common stock $0.0001 par value; 2,500,000 shares authorized; no shares issued or outstanding	-	-
Class B common stock $0.0001 par value; 7,500,000 shares authorized; no shares issued or outstanding	-	-
Additional paid-in capital	32,329,917	31,957,765
Retained earnings	13,079,894	10,662,993
Total stockholders’ equity	45,410,921	42,621,867
Total liabilities and stockholders’ equity	$66,024,568	$69,634,042

VIRTRA, INC.

CONDENSED STATEMENTS OF OPERATIONS

(Unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2024	2023	2024	2023
Revenues:
Net sales	$6,075,040	$10,336,903	$14,169,438	$20,363,838
Total revenue	6,075,040	10,336,903	14,169,438	20,363,838

Cost of sales	550,424	4,416,202	3,182,681	7,494,199

Gross profit	5,524,616	5,920,701	10,986,757	12,869,639

Operating expenses:
General and administrative	3,537,910	3,280,344	6,908,332	5,991,681
Research and development	855,285	711,754	1,548,665	1,478,050

Net operating expense	4,393,195	3,992,098	8,456,997	7,469,731

Income (loss) from operations	1,131,421	1,928,603	2,529,760	5,399,908

Other income (expense):
Other income	156,870	208,599	486,141	392,240
Gain on forgiveness of note payable	-	(133,078)	-	(200,305)
Other (expense) income

Net other income (expense)	156,870	75,521	486,141	191,935

Income (Loss) before provision for income taxes	1,288,291	2,004,124	3,015,901	5,591,843

Provision (Benefit) for income taxes	87,564	977,489	599,000	1,618,834

Net income (loss)	$1,200,727	$1,026,635	$2,416,901	$3,973,009

Net income (loss) per common share:
Basic	$0.11	$0.09	$0.22	$0.36
Diluted	$0.11	$0.09	$0.22	$0.36

Weighted average shares outstanding:
Basic	11,063,366	10,924,714	10,885,965	10,921,033
Diluted	11,065,866	10,933,130	10,885,965	10,925,702

VIRTRA, INC.

CONDENSED STATEMENTS OF CASH FLOWS

(Unaudited)

	Six Months Ended June 30
	2024	2023
Cash flows from operating activities:
Net income	$2,416,901	$3,973,009
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	525,077	479,889
Right of use amortization	197,312	244,580
Employee stock compensation	352,005	199,475
Stock issued for service	-	75,000
Changes in operating assets and liabilities:
Accounts receivable, net	6,599,722	(14,928,520)
Inventory, net	(1,065,835)	(375,211)
Deferred taxes	(149,958)	(3,122,905)
Unbilled revenue	(280,044)	5,063,881
Prepaid expenses and other current assets	(1,046,213)	(15,281)
Other assets	-	173,999
Accounts payable and other accrued expenses	(4,967,236)	3,792,847
Operating lease right of use	(207,208)	(257,677)
Deferred revenue	(1,106,299)	5,010,384
Net cash provided by operating activities	1,268,224	313,470

Cash flows from investing activities:
Purchase of property and equipment	(1,608,798)	(345,640)
Net cash (used in) investing activities	(1,608,798)	(345,640)

Cash flows from financing activities:
Principal payments of debt	(117,785)	(118,087)
Stock Options Exercised	20,151	9,634
Repurchase of Stock based options	-	-
Net cash (used in) financing activities	(97,634)	(108,453)

Net (decrease) in cash	(438,208)	(140,623)
Cash and restricted cash, beginning of period	18,849,842	13,483,597
Cash and restricted cash, end of period	$18,411,634	$13,342,974

Supplemental disclosure of cash flow information:
Interest paid	$84,403	$134,514
Income taxes paid (refunded)	$5,314,387	$-